As filed with the Securities and Exchange Commission on April 9, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FLUSHING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3209278 (I.R.S. Employer Identification Number)

1979 Marcus Avenue, Suite E140
Lake Success, New York 11042
(718) 961-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________

John R. Buran
President and Chief Executive Officer
Flushing Financial Corporation
1979 Marcus Avenue, Suite E140
Lake Success, New York 11042
(718) 961-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________

With a copy to:

Gary J. Simon
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
212-299-6000
____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as the Registrant shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [_]                                                                Accelerated Filer [X]
Non-accelerated Filer [_]                                                      Smaller reporting Company [_]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1) (2)	Proposed maximum aggregate offering price (1) (2)	Amount of registration fee (5)
Common stock (3)
Preferred stock (3)
Warrants (4)
Debt securities (3)
Total	$170,000,000 (5)	100%	$170,000,000	$14,245

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), and exclusive of accrued interest, distributions and dividends, if any. Subject to Rule 462(b) under the Securities Act, the aggregate public offering price of all securities registered hereby will not exceed $170,000,000. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original discount.

(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instructions II(D) to Form S-3.

(3) Subject to note (1) above, we are registering an indeterminate amount of common stock, preferred stock or debt securities as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder.

(4) Subject to note (1) above, we are registering an indeterminate number of warrants representing rights to purchase common stock or preferred stock registered hereunder.

(5) Calculated pursuant to Rule 457(o) and Rule 457(p) under the Securities Act. The amount of the filing fee previously paid that is offset against the currently due filing fee is $7,651. The file number of the earlier registration statement from which the filing fee is offset is 333-170680. The earlier registration statement was filed by the registrant on November 18, 2010 (the initial filing date).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

SUBJECT TO COMPLETION, DATED APRIL 9, 2014

FLUSHING FINANCIAL CORPORATION

$170,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants to Purchase Common Stock or Preferred Stock

We may offer and sell from time to time, in one or more offerings at prices and on terms that will be determined at the time of any such offering, shares of our common stock, shares of our preferred stock, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, and/or warrants representing rights to purchase shares of our common stock or preferred stock in one or more series, with an aggregate initial public offering price of up to $170,000,000 (as described in the applicable prospectus supplement).  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus, the information incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “FFIC.”  On April 4, 2014, the last reported sales price for our common stock was $20.95 per share.  None of the other securities that we may offer are currently traded on any securities exchange.  The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Select Market or any securities market or exchange of the securities that the prospectus supplement covers.

Investing in any securities involves risks.  You should carefully read the section entitled “Risk Factors” entitled “Risk Factors” beginning on page 5 of this prospectus, as well as in supplements to this prospectus, and in the documents we file with the Securities and Exchange Commission before investing in our securities.

We may sell the securities directly to investors, through agents designated from time to time or to or through dealers or underwriters.  See “Plan of Distribution” beginning on page 14 of this prospectus. We will set forth the names of any dealers, underwriters or agents in a prospectus supplement.  We also will set forth the net proceeds that we expect to receive from such sales in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2014.

The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the applicable registration statement is filed with the Securities and Exchange Commission and becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process.  Under this shelf process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $170,000,000 through any means described below under the heading “Plan of Distribution.”  This prospectus provides you with a general description of the securities that we may offer.  Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely solely on the information in that prospectus supplement.  Before investing in our securities, you should read both this prospectus and any prospectus supplement, together with additional information described below under the heading “Where You Can Find More Information.”

EXPLANATORY NOTE

In this prospectus, unless the context indicates otherwise, references to the “Holding Company” “we,” “our” and “us” refer to the activities and the assets and liabilities of Flushing Financial Corporation, including:

•
its subsidiaries, including the surviving entity of the merger on February 28, 2013 (the “Merger”) of our wholly owned subsidiary, Flushing Savings Bank, FSB with and into Flushing Commercial Bank (the “Commercial Bank”). The surviving entity of the merger was the Commercial Bank, whose name has been changed to “Flushing Bank.” References herein to the “Bank” mean the Savings Bank (including its wholly owned subsidiary, the Commercial Bank) prior to the merger and the surviving entity after the merger;

•
Flushing Financial Capital Trust II, Flushing Financial Capital Trust III and Flushing Financial Capital Trust IV, which are special purpose business trusts formed during 2007 to issue capital securities; and

•	the three subsidiaries of the Bank: Flushing Preferred Funding Corporation, Flushing Service Corporation, and FSB Properties Inc.

See “Our Company” on page 4 of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC.  You may read and copy any of these filed documents at the SEC’s public reference room located at 100 F. Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference room.  Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.  You may also inspect copies of these reports, proxy statements and other information at the offices of the Nasdaq Stock Market, Inc., One Liberty Plaza, 165 Broadway, New York, NY 10006.

Our website is www.flushingbank.com.  We make available free of charge on our website, via a link to a third party website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, registration statements, select other filings and any amendments to such reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Unless specifically incorporated by reference into this prospectus, information contained on our website is not, and should not be interpreted to be, part of this prospectus.

This prospectus is part of a registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of ours, you should refer to the exhibits that are a part of the registration statement or the prospectus supplement for a copy of the referenced contract or document. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring you to other documents filed separately with the SEC.  The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.

This prospectus incorporates by reference the documents that we have filed with the SEC.  These documents contain important information about us that is not included in or delivered with this prospectus.  The following documents that we filed with the SEC pursuant to Section 13 of the Exchange Act (File No. 001-33013) are incorporated by reference:

•
our annual report on Form 10-K for the year ended December 31, 2013, including those portions incorporated by reference therein of our definitive proxy statement on Schedule 14A filed with the SEC on April 9, 2014; and

•	our current reports on Form 8-K filed February 10, February 26 and March 3, 2014.

All documents that we will file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of any offering of securities under this prospectus shall be deemed to be incorporated by reference and to be a part of this prospectus from the date such documents are filed.  Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, without charge, a copy of any or all of the information incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents).  You may request copies by writing or telephoning: David Fry, Executive Vice President, Chief Financial Officer and Treasurer, Flushing Financial Corporation, 1979 Marcus Avenue, Suite E140, Lake Success, New York 11042, telephone number (718) 961-5400.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of invoking these safe harbor provisions.  You can identify these statements from our use of the words “plan,” “forecast,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “is likely,” “will,” “potential,” “may,” “should,” “could,” “predict,” “continue” and similar expressions.  These forward-looking statements may include, among other things:

•	statements and assumptions relating to financial performance;

•	statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;

•	statements relating to our business and growth strategies and our regulatory capital levels; and

•	any other statements, projections or assumptions that are not historical facts.

We qualify any forward-looking statements entirely by these and the following cautionary factors. Actual future results may differ materially from our forward-looking statements, and we qualify all forward-looking statements by various risks and uncertainties we face, as well as the assumptions underlying the statements, including, the following cautionary factors: potential deterioration or effects of general economic conditions, particularly in sectors relating to real estate and/or mortgage lending and small business lending; fluctuations in housing prices; potential changes in direction, volatility and relative movement (basis risk) of interest rates, which may affect consumer demand for our products and the management and success of our interest rate risk management strategies; legislative or regulatory changes, including changes in laws, rules or regulations that affect tax, consumer or commercial lending, corporate governance and disclosure requirements, and other laws, rules or regulations affecting the rights and responsibilities our holding company, state-chartered bank or federal savings bank subsidiaries; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force; the relative profitability of our lending and deposit operations; borrowers’ refinancing opportunities, which may affect the prepayment assumptions used in our valuation estimates and which may affect loan demand; unanticipated deterioration in the credit quality or collectability of our loan and lease assets; unanticipated deterioration or changes in estimates of the carrying value of our other assets, including securities; difficulties in delivering products to the secondary market as planned; difficulties in expanding our business and obtaining or retaining deposit or other funding sources as needed, and other constraints resulting from regulatory actions; competition from other financial service providers for experienced managers as well as for customers; unanticipated lawsuits or outcomes in litigation; changes in applicable accounting policies or principles or their application to our businesses or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods.

In addition, our past results of operations do not necessarily indicate our future results.  We discuss these and other uncertainties in the “Risk Factors” section of this prospectus beginning on page 5 and in our annual report on Form 10-K for the year ended December 31, 2013, as well as in any future filings we may make that may be incorporated by reference herein.  For information on the documents we are incorporating by reference and how to obtain a copy, please see “Where You Can Find More Information” on page 1 of this prospectus.  We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports that we file with the SEC.

OUR COMPANY

Flushing Financial Corporation is a Delaware corporation organized in May 1994 at the direction of the Bank.  The Holding Company’s principal executive offices are located at 1979 Marcus Avenue, Suite E140, Lake Success, New York 11042, and its telephone number is (718) 961-5400.

The Bank was organized in 1929 as a New York State chartered mutual savings bank. In 1994, the Savings Bank converted to a federally chartered mutual savings bank and changed its name from Flushing Savings Bank to Flushing Savings Bank, FSB (the “Savings Bank”). The Savings Bank converted from a federally chartered mutual savings bank to a federally chartered stock savings bank on November 21, 1995, at which time Flushing Financial Corporation acquired all of the stock of the Savings Bank. The Savings Bank formed a wholly owned subsidiary, Flushing Commercial Bank, a New York State-chartered commercial bank (the “Commercial Bank”), for the limited purpose of providing banking services to public entities including counties, cities, towns, villages, school districts, libraries, fire districts and the various courts throughout the New York City metropolitan area. On February 28, 2013, the Savings Bank merged with and into the Commercial Bank, with the Commercial Bank as the surviving entity (the “Bank”). Pursuant to this merger, the Commercial Bank’s charter was changed to a full-service New York State commercial bank charter, and its name was changed to Flushing Bank. Also in connection with this merger, Flushing Financial Corporation became a bank holding company. We have not made any significant changes to our operations or services as a result of this merger. The primary business of Flushing Financial Corporation is the operation of the Bank. The Bank owns three subsidiaries: Flushing Preferred Funding Corporation, Flushing Service Corporation, and FSB Properties Inc. The Bank has an internet branch, iGObanking.com®. The activities of Flushing Financial Corporation are primarily funded by dividends, if any, received from the Bank, issuances of junior subordinated debt, and issuances of equity securities. Flushing Financial Corporation’s common stock is traded on the NASDAQ Global Select Market under the symbol “FFIC.”

          Flushing Financial Corporation also owns Flushing Financial Capital Trust II, Flushing Financial Capital Trust III, and Flushing Financial Capital Trust IV (the “Trusts”), which are special purpose business trusts formed to issue a total of $60.0 million of capital securities and $1.9 million of common securities (which are the only voting securities). Flushing Financial Corporation owns 100% of the common securities of the Trusts. The Trusts used the proceeds from the issuance of these securities to purchase junior subordinated debentures from Flushing Financial Corporation. The Trusts are not included in our consolidated financial statements as we would not absorb the losses of the Trusts if losses were to occur.

          Unless otherwise disclosed, the information presented in this prospectus reflects the financial condition and results of operations of the Holding Company, the Bank and the Bank’s subsidiaries on a consolidated basis.  At December 31, 2013, the Holding Company had total assets of $4.7 billion, deposits of $3.2 billion and stockholders’ equity of $432.5 million.

          Our principal business is attracting retail deposits from the general public and investing those deposits together with funds generated from ongoing operations and borrowings, primarily in (1) originations and purchases of multi-family residential properties and, to a lesser extent, one-to-four family (focusing on mixed-use properties, which are properties that contain both residential dwelling units and commercial units) and commercial real estate mortgage loans; (2) construction loans, primarily for residential properties; (3) Small Business Administration (“SBA”) loans and other small business loans;  (4) mortgage loan surrogates such as mortgage-backed securities; and (5) U.S. government securities, corporate fixed-income securities and other marketable securities. We also originate certain other consumer loans including overdraft lines of credit. At December 31, 2013, we had gross loans outstanding of $3,423.0 million (before the allowance for loan losses and net deferred costs), with gross mortgage loans totaling $3,028.5 million, or 88.5% of gross loans, and non-mortgage loans totaling $394.6 million, or 11.5% of gross loans. Mortgage loans are primarily multi-family, commercial and one-to-four family mixed-use properties, which combined totaled 82.4% of gross loans.   Our revenues are derived principally from interest on our mortgage and other loans and mortgage-backed securities portfolio, and interest and dividends on other investments in our securities portfolio.  Our primary sources of funds are deposits, Federal Home Loan Bank of New York (“FHLB-NY”) borrowings, repurchase agreements, principal and interest payments on loans, mortgage-backed and other securities, proceeds from sales of securities and, to a lesser extent, proceeds from sales of loans. On July 21, 2011, as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Savings Bank’s primary regulator became the Office of the Comptroller of the Currency (“OCC”) and Flushing Financial Corporation’s primary regulator became the Federal Reserve Board of Governors (“Federal Reserve”). Upon completion of the Merger, the Bank’s primary regulator became the New York State Department of Financial Services (“NYSDFS”) (formerly, the New York State Banking Department), and its primary federal regulator became the Federal Deposit Insurance Corporation (“FDIC”). Deposits are insured to the maximum allowable amount by the FDIC. Additionally, the Bank is a member of the Federal Home Loan Bank (“FHLB”) system.

RISK FACTORS

Investing in our securities involves significant risks.  Before making an investment decision with respect to our securities, you should consider carefully the risks, uncertainties and other factors and information set forth in our annual report on Form 10-K for the year ended December 31, 2013, as supplemented and updated by our subsequent filings under the Exchange Act, which are incorporated by reference into this prospectus, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement.  For more information about our SEC filings, including where you can find them, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment in our securities.  These risks are not the only ones that we face.  Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. This prospectus and the documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks that we face described below and elsewhere in this prospectus, the accompanying prospectus supplement and in the documents incorporated by reference into this prospectus. In connection with any forward-looking statements included in this prospectus or the applicable prospectus supplement, you should also carefully review the cautionary statements included below under the heading “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes.  We may temporarily invest funds that we do not immediately need for these purposes in short-term marketable securities or use them to make payments on our borrowings.  We may set forth additional information on the use of proceeds from the sale of securities offered by this prospectus in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods presented (dollars in thousands):

	Fiscal Year Ended December 31,
	2013	2012	2011	2010	2009
Including Interest Paid on Deposits:
Earnings before income taxes	$60,708	$56,178	$58,817	$54,776	$41,332

Combined fixed charges:
Interest expense on deposits	32,037	40,382	48,431	56,655	66,778
Interest expense on borrowed funds	22,826	22,893	28,292	38,112	48,497

Total fixed charges	$54,863	$63,275	$76,723	$91,767	$115,275

Earnings before income taxes and fixed charges	$115,571	$119,453	$135,540	$146,543	$156,607

Ratio of earnings to fixed charges	2.11	1.89	1.77	1.60	1.36

Excluding Interest Paid on Deposits:
Earnings before income taxes	$60,708	$56,178	$58,817	$54,776	$41,332

Combined fixed charges:
Interest expense on borrowed funds	22,826	22,893	28,292	38,112	48,497

Total fixed charges	$22,826	$22,893	$28,292	$38,112	$48,497

Earnings before income taxes and fixed charges	$83,534	$79,071	$87,109	$92,888	$89,629

Ratio of earnings to fixed charges	3.66	3.45	3.08	2.44	1.85

For the purpose of computation, the term “earnings” represents net income before income taxes and interest expense.  Fixed charges, excluding interest on deposits, represent interest expense on Federal Home Loan Bank of New York advances and other borrowed funds.  Fixed charges, including interest on deposits, represents all of the foregoing items plus interest on deposits.

THE SECURITIES THAT WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer.  These descriptions in this prospectus are not meant to be complete. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.  We also will include information in the prospectus supplement, where applicable, about material U.S. federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock,

•	preferred stock,

•	debt securities and/or

•	warrants to purchase common stock and/or preferred stock.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary discusses the material terms of our capital stock.  This description is a summary only and not meant to be complete, but is qualified in its entirety by reference to the relevant provisions of the General Corporation Law of the State of Delaware, which we refer to in this prospectus as the DGCL, and to our Stockholder Rights Plan, charter and amended and restated bylaws.  For more detailed information, you should refer to our Stockholder Rights Plan, charter and amended and restated bylaws, which we have filed with the SEC and are incorporating by reference herein, and the DGCL.

Our charter provides that we may issue up to 105,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.  The number of shares of the registrant’s common stock outstanding as of April 4, 2014 was 30,252,704 shares.  There are currently no other classes or series of preferred stock authorized or outstanding.

We are a Delaware corporation governed by the DGCL.  Under Delaware law, stockholders generally are not responsible for a corporation’s debts or obligations.

Common Stock

Our charter authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.01 per share, of which 30,252,704 shares were outstanding as of April 4, 2014.  Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  There is no cumulative voting for election of directors.  In uncontested elections, director nominees must be elected by the majority of votes cast at the annual meeting of stockholders. Incumbent directors who fail to receive a majority of votes - and who would otherwise remain in office until a successor is elected under Delaware law - are required to offer a letter of resignation for consideration by the Board of Directors. Plurality voting applies if the number of nominees exceeds the number of open director positions.

Except as otherwise provided by law, holders of shares of our common stock vote together as a single class.  Holders of shares of our common stock have no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  All shares of common stock will, when issued, be fully paid and non-assessable.

Dividends

Subject to the DGCL and the rights of holders of any outstanding preferred stock, holders of our common stock will be entitled to share dividends equally, share for share.

Preferred Stock

Our charter authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.01 per share, none of which were issued and outstanding as of December 31, 2013. Our Board of Directors may authorize the issuance of one or more series of preferred stock and may establish and designate series and the number of shares and the relative rights, preferences and limitations of the respective series of the preferred stock offered by this prospectus and the applicable prospectus supplement. All shares of preferred stock will, when issued, be fully paid and non-assessable.

The number of shares and the specific terms of any series of preferred stock will be described in the prospectus supplement by which we offer that series of preferred stock. The terms of particular series of preferred stock may differ, among other things, in:

•	designation,

•	number of shares that constitute the series,

•	dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate,

•	dividend periods, or the method of calculating the dividend periods,

•	amount of liquidation preference per share, if any,

•	price at which the preferred stock will be issued,

•	conversion provisions, if any,

•	convertibility into other classes of preferred shares or common stock, and

•	any other specific terms of the preferred stock being offered.

Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

•	junior to any series of our capital stock expressly stated to be senior to that series of preferred stock and

•	senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval.  We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable the Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.  In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Certain Provisions Affecting Change in Control

 On September 5, 2006, the Holding Company renewed its Stockholder Rights Plan (the “Rights Plan”), which it originally adopted on, and had been in place since, September 17, 1996 and had been scheduled to expire on September 30, 2006.  The Rights Plan was designed to preserve long-term values and protect stockholders against inadequate offers and other unfair tactics to acquire control of the Holding Company.  Under the Rights Plan, each stockholder of record at the close of business on September 30, 2006 received a dividend distribution of one right to purchase from the Holding Company one one-hundredth of a share of Series A junior participating preferred stock at a price of $65.  The rights will become exercisable only if a person or group acquires 15% or more of the Holding Company’s common stock or commences a tender or exchange offer which, if consummated, would result in that person or group owning at least 15% of the common stock (the “acquiring person or group”).  In such case, all stockholders other than the acquiring person or group will be entitled to purchase, by paying the $65 exercise price, common stock (or a common stock equivalent) with a value of twice the exercise price. In addition, at any time after such event, and prior to the acquisition by any person or group of 50% or more of our common stock, the Board of Directors may, at its option, require each outstanding right (other than rights held by the acquiring person or group) to be exchanged for one share of common stock (or one common stock equivalent).  If a person or group becomes an acquiring person and the Holding Company is acquired in a merger or other business combination or sells more than 50% of its assets or earning power, each right will entitle all other holders to purchase, by payment of the $65 exercise price, common stock of the acquiring company with a value of twice the exercise price.  The renewed rights plan expires on September 30, 2016.

The Rights Plan, as well as certain provisions of the Holding Company’s certificate of incorporation and bylaws, the Bank’s federal stock charter and bylaws, certain federal regulations and provisions of Delaware corporation law, and certain provisions of remuneration plans and agreements applicable to employees and officers of the Bank may have anti-takeover effects by discouraging potential proxy contests and other takeover attempts, particularly those which have not been negotiated with the Board of Directors.  The Rights Plan and those other provisions, as well as applicable regulatory restrictions, may also prevent or inhibit the acquisition of a controlling position in our common stock and may prevent or inhibit takeover attempts that certain stockholders may deem to be in their or other stockholders’ interest or in the interest of the Holding Company, or in which stockholders may receive a substantial premium for their shares over then current market prices.  The Rights Plan and those other provisions may also increase the cost of, and thus discourage, any such future acquisition or attempted acquisition, and would render the removal of the current Board of Directors or management of the Holding Company more difficult.

Transfer Agent and Registrar

Computershare Trust Company, N.A., P.O. Box 30170, College Station, TX 77842-3170, is the transfer agent and registrar of our common stock.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible.  Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be selected.  The forms of both the senior and subordinated indentures are exhibits to the registration statement of which this prospectus forms a part.

The following description briefly sets forth certain general terms and provisions of the debt securities and does not purport to be complete.  The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement.  Accordingly, for a description of the terms of a particular issue of debt securities, you must refer to both the related prospectus supplement and to the following description. If any particular terms of such debt securities described in a prospectus supplement differ from any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

Debt Securities

The debt securities may be issued in one or more series as may be authorized from time to time.  Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount,

•	whether the securities will be senior, subordinated or junior subordinated,

•	applicable subordination provisions, if any,

•	conversion or exchange into other securities,

•	percentage or percentages of principal amount at which such securities will be issued,

•	maturity date(s),

•	interest rate(s) or the method for determining the interest rate(s) and the method of computation of interest rate(s),

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable,

•	redemption or early repayment provisions,

•	authorized denominations,

•	form of a debt security,

•	amount of discount or premium, if any, with which such securities will be issued,

•	whether such securities will be issued in whole or in part in the form of one or more global securities,

•	identity of the depositary for global securities,

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto,

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities,

•	any covenants applicable to the particular debt securities being issued,

•	any defaults and events of default applicable to the particular debt securities being issued,

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable,

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency,

•	securities exchange(s) on which the securities will be listed, if any,

•	whether any underwriter(s) will act as market maker(s) for the securities,

•	extent to which a secondary market for the securities is expected to develop,

•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision,

•	provisions relating to covenant defeasance and legal defeasance,

•	provisions relating to satisfaction and discharge of the indenture,

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture, and

•	additional terms not inconsistent with the provisions of the indenture.

General

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.  One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

We will describe the U.S. federal income tax consequences and special considerations, if any, applicable to any such series in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.  Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors.  Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional U.S. federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

Subject to the limitations provided in the indenture and in the prospectus supplement, you may transfer or exchange debt securities that we issue in registered form at our corporate office or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the applicable prospectus supplement relating thereto.  We will issue global securities in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary, or any such nominee to a successor of such depositary or a nominee of such successor.  We will describe the specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with any information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates.  Although the terms summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement and such terms may differ from the terms described below.  If we so indicate in the applicable prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

General

We may issue, together with other securities or separately, warrants to purchase shares of our common stock or shares of our preferred stock in one or more series.  We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities.  We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  Each series of warrants may be evidenced by warrant certificates.  This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. The following summary of the material terms and provisions of warrants we may offer under this prospectus are subject to, and qualified in their entirety by reference to, all of the terms and provisions of the warrants agreements and warrant certificates and any supplemental agreements and any other documents applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the registration statement of which this prospectus is a part or an amendment thereto or as exhibits to a current report on Form 8-K.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants,

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants,

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security,

•	the price or prices at which the warrants will be issued,

•	the aggregate number of warrants,

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants,

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased,

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable,

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants,

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants,

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire,

•	the maximum or minimum number of warrants which may be exercised at any time,

•	whether the warrants are to be issued in registered or bearer form,

•	whether the warrants are extendible and the period or periods of such extendibility, and

•	information with respect to book-entry procedures, if any.

Warrants may be exchanged for new warrants of different denominations.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise, or to exercise any applicable right to vote, or payments upon our liquidation, dissolution or winding-up.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.  Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities.  If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

The shares of our common stock and preferred stock issued upon exercise of any warrant will be issued subject to the restrictions and limitations on ownership contained in our charter and, in the case of preferred stock, the applicable articles supplementary establishing its terms.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

PLAN OF DISTRIBUTION

We may sell the securities referenced in this prospectus in any one or more of the following methods:

•	direct sales to purchasers,

•	to or through underwriters or dealers,

•	through designated agents,

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

•	an exchange distribution in accordance with the rules of the applicable exchange,

•	privately negotiated transactions,

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part,

•	broker-dealers may agree with us to sell a specified number of such securities at a stipulated price per security,

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise,

•	a combination of any such methods of sale, or

•	any other method permitted pursuant to applicable law.

Each time we sell securities, a prospectus supplement will describe the method of distribution of the securities and will set forth the specific terms of the offering of securities:

•	the name or names of any underwriters, dealers or agents, if any, and the amounts of securities underwritten or purchased by each of them,

•	any over-allotment options under which underwriters, if any, may purchase additional securities from us,

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if applicable,

•	the net proceeds to us from the sale of the securities,

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and

•	any securities exchanges or markets on which the securities will be listed.

            Underwriters may offer and sell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  If we use underwriters in the sale of any securities, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions described above.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent.  The underwriters will be obligated to purchase all of the securities they have committed to purchase if they purchase any of the securities.  We may use underwriters with whom we have a material relationship.  We will describe the nature of any such relationship in a prospectus supplement, naming the underwriter.

We may sell securities through agents from time to time.  A prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them.  Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Any dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions that the dealers or agent receive and any profit on the resale of the shares that they purchase may be deemed to be underwriting commissions or discounts under the Securities Act.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at a public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.  Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby, and certain legal matters relating to Delaware law, including the validity of the common stock and preferred stock to be offered hereby, will be passed upon for us by Hughes Hubbard & Reed LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

FLUSHING FINANCIAL CORPORATION

___________________

PROSPECTUS

___________________

______, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following statement sets forth our expenses in connection with the offering described in the Registration Statement (all of which we will bear).  All amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$14,245
Trustee’s fees and expenses	$0
Printing and engraving expenses	$0
Accountants’ fees and expenses	$21,000
Legal fees and expenses	$17,000
Miscellaneous	$1,755
TOTAL	$54,000

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  Similar indemnification is authorized for such person against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) he shall not have been adjudged liable to the corporation.  Any such indemnification (unless ordered by a court) may be made by the corporation only as authorized in each specific case by the corporation upon a determination that indemnification of the present or former director, officer, employee or agent is proper because such person has met the applicable standard of conduct, which indemnification shall be made in the case of a director or officer at the time of the determination by the shareholders, a majority vote of disinterested directors, a committee of disinterested directors or by independent legal counsel in a written opinion, if there are no such directors or if such directors so direct.

Section 145 of the DGCL also authorizes a corporation to pay the expenses (including attorneys’ fees) incurred by an officer or director in defending any such proceedings in advance of their final disposition.  Such advance payment of expenses, however, may be made only upon delivery to the corporation by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified pursuant to Section 145 of the DGCL.  The DGCL also provides that its provisions regarding indemnification and advancement of expenses are not exclusive of other rights which may be provided by bylaw, agreement, or otherwise.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against or incurred by such person in any such capacity, or arising out of such status, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145 of the DGCL.

Article TENTH of our Certificate of Incorporation limits the personal liability of directors in specified circumstances and sets forth circumstances under which our directors, officers, employees and agents may be indemnified against liability which they incur in their capacities as such.  Article TENTH provides as follows:

TENTH.

(A) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law is amended after the date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law, as so amended.

(B) The Corporation shall indemnify to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving, in any capacity, at the request of the Corporation, any other corporation, partnership, joint venture, trust, association or other enterprise, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against judgments, fines, penalties, amounts paid in settlement, and expenses (including attorneys’ fees and expenses, expenses and cost of investigations, and expenses of enforcement of such person’s rights under this Article TENTH) incurred by such person in connection with such Proceeding; provided, however, that no such indemnification shall be required for amounts paid in any settlement or other nonadjudicated disposition of any Proceeding unless the Board of Directors of the Corporation has given its prior consent to such settlement or disposition.

(C) The right to indemnification conferred by this Article TENTH shall also include the right of such persons to be paid in advance by the Corporation for their expenses to the full extent permitted by the laws of the State of Delaware as from time to time in effect.  The right to indemnification conferred on such persons by this Article TENTH shall be a contract right and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(D) The Corporation may, to the extent authorized from time to time by the Board of Directors, indemnify to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any Proceeding, by reason of the fact that such person is or was an employee (other than an officer) or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity.

The rights and authority conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

Notwithstanding anything to the contrary contained in this Article TENTH, the Corporation shall not indemnify any person in connection with any Proceeding initiated by such person against any other person or entity other than the Corporation or any Subsidiary unless such Proceeding was authorized by the Board of Directors of the Corporation.

Neither the amendment nor repeal of this Article TENTH, nor the adoption of any provision of the Certificate of Incorporation or By-Laws or of any statute inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

We have entered into Indemnity Agreements with each of our directors and executive officers, which provide for mandatory indemnification for each such person to the full extent permitted by law against judgments, fines, amounts paid in settlement in connection with any claim arising out of such person’s service to us unless he was adjudicated to have acted in bad faith, deliberate dishonesty or for personal gain.  The agreements provide for advancement of expenses and specify procedures for determining entitlement to indemnification in a particular case.

We maintain insurance coverage under which our officers and directors are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such officers and directors.

For the undertaking with respect to indemnification, see Item 17 in this Registration Statement.

Item 16. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement
3.1
Certificate of Incorporation of Flushing Financial Corporation (incorporated by reference to Exhibits filed with the Registration Statement on Form S-1 filed September 1, 1995, Registration No. 33-96488)

3.2	Certificate of Amendment to Certificate of Incorporation of Flushing Financial Corporation (incorporated by reference to Exhibits filed with Form S-8 filed May 31, 2002)
3.3	Certificate of Amendment to Certificate of Incorporation of Flushing Financial Corporation (incorporated by reference to Exhibits filed with Form 10-K for the year ended December 31, 2011)
3.4	Amended and Restated Bylaws of Flushing Financial Corporation (incorporated by reference to Exhibit filed with Form 8-K filed December 18, 2013)
3.5
Certificate of Designations of Series A Junior Participating Preferred Stock of Flushing Financial Corporation (incorporated by reference to Exhibits filed with Form 10-Q for the quarter ended September 30, 2002)

3.6
Certificate of Increase of Shares Designated as Series A Junior Participating Preferred Stock of Flushing Financial Corporation (incorporated by reference to Exhibit filed with Form 8-K filed September 26, 2006)

3.7	Certificate of Designation relating to the Fixed Rate Cumulative Perpetual Preferred Stock Series B (incorporated by reference to Exhibits filed with Form 8-K filed December 23, 2008)
4.1**	Form of Indenture for Senior Notes
4.2**	Form of Indenture for Subordinated Notes
4.3*	Form of Preferred Stock Certificate of Designation and related Form of Specimen Certificate for Registrant’s Preferred Stock
4.4*	Form of Warrant Agreement
4.5*	Form of Warrant Certificate
4.6
Rights Agreement, dated as of September 8, 2006, between Flushing Financial Corporation and Computershare Trust Company N.A., as Rights Agent, which includes the form of Certificate of Increase of Shares Designated as Series A Junior Participating Preferred Stock as Exhibit A, form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C  (incorporated by reference to Exhibit filed with Form 8-K filed September 11, 2006)

5.1	Opinion of Hughes Hubbard & Reed LLP regarding legality of securities being registered
8.1*	Opinion with respect to tax matters.
12.1	Statements re computation of ratios of earnings to fixed charges (see Page 6 of this Registration Statement)
23.1	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.1)
23.2	Consent of Grant Thornton LLP
24.1	Power of Attorney (see Page II-8 of this Registration Statement)
25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Trustee under the Indenture
*To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K.
**Incorporated by reference to exhibits filed with the registration statement on Form S-3 filed on November 26, 2008, File No. 333-155762.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success and the State of New York on the 9th day of April, 2014.

FLUSHING FINANCIAL CORPORATION

By:	/s/ John R. Buran
Name: John R. Buran
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Flushing Financial Corporation, hereby severally constitute and appoint John R. Buran as our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering or for any additional offerings (as contemplated by the Registration Statement filed herewith) which may be filed under Rule 415 or Rule 462, and generally to do all that is necessary in our name and on our behalf in our capacities as officers and directors to enable Flushing Financial Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering or for any additional offerings (as contemplated by the Registration Statement of which this prospectus is a part filed herewith) which may be filed under Rule 415 or Rule 462.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of April, 2014.

Signature	Title
/s/ John R. Buran	Director, President and Chief Executive Officer (Principal Executive Officer)
John R. Buran
/s/ John E. Roe, Sr.	Director, Chairman
John E. Roe, Sr.
/s/ David Fry	Senior Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
David Fry

/s/ James D. Bennett	Director
James D. Bennett
/s/ Steven J. D'Iorio	Director
Steven J. D'Iorio
/s/ Louis C. Grassi	Director
Louis C. Grassi
/s/ Sam S. Han	Director
Sam S. Han
/s/ Michael J. Hegarty	Director
Michael J. Hegarty
/s/ John J. McCabe	Director
John J. McCabe
/s/ Vincent F. Nicolosi	Director
Vincent F. Nicolosi
/s/ Donna M. O'Brien	Director
Donna M. O'Brien
/s/ Michael J. Russo	Director
Michael J. Russo
/s/ Thomas S. Gulotta	Director
Thomas S. Gulotta